Exhibit 10.2

ADDENDUM dated as of July 1, 2009 (this “Addendum”), to the Credit Agreement dated as of August 12, 2005 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among INGERSOLL-RAND COMPANY, INGERSOLL-RAND COMPANY LIMITED, the several banks and other financial institutions from time to time parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, CITICORP USA, INC., as Syndication Agent, and BANK OF AMERICA, N.A., DEUTSCHE BANK SECURITIES INC., THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH and UBS SECURITIES LLC, as Documentation Agents.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. The definition of the term “IR Parent” in Section 1.1 of the Credit Agreement provides that a Person will become the Subsequent Parent Company (and, in accordance with such definition, IR Parent) for purposes of the Credit Agreement so long as, among other things, such Person (x) executes and delivers a copy of the Credit Agreement and (y) becomes a Guarantor pursuant to the terms of Section 9.16(b) of the Credit Agreement. The undersigned Person (the “New Subsequent Parent Company”) is executing this Addendum in accordance with the requirements of the Credit Agreement to become the Subsequent Parent Company and a Guarantor under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsequent Parent Company agree as follows:

SECTION 1. In accordance with and pursuant to (a) the definition of the term “IR Parent” in Section 1.1 of the Credit Agreement and (b) Section 9.16(b) of the Credit Agreement, the New Subsequent Parent Company by its signature below becomes the Subsequent Parent Company (and, accordingly, is designated as “IR Parent” and becomes a Guarantor) under the Credit Agreement with the same force and effect as if the New Subsequent Parent Company had executed the Credit Agreement as “IR Parent” on the Effective Date, and the New Subsequent Parent Company hereby (i) agrees to all the terms and provisions of the Credit Agreement applicable to it as IR Parent and as a Guarantor thereunder, (ii) represents and warrants that the representations and warranties made by it as IR Parent and a Guarantor thereunder (other than the representations and warranties set forth in Sections 4.4(c) and 4.5 of thereunder) are true and correct in all material respects on and as of the date hereof (except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), (iii) represents and warrants that, since March 31, 2008, there has been no material adverse change in the business, financial position or results of operations of IR Parent and its Consolidated Subsidiaries, considered as a whole, and (iv) represents and warrants that, except for the litigation disclosed under the headings “The European Commission

Investigation” and “Bath and Kitchen Fixtures Antitrust Litigation and U.S. Department of Justice Competition Investigation” in Trane Inc.’s report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007, there is no action, suit or proceeding pending against, or to the knowledge of IR Parent threatened against or affecting, IR Parent or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the businesses, consolidated financial position or consolidated results of operations of IR Parent and its Consolidated Subsidiaries, taken as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes. Each reference to “IR Parent” in the Credit Agreement shall be deemed to refer to the New Subsequent Parent Company and each reference to a “Guarantor” in the Credit Agreement shall be deemed to include the New Subsequent Parent Company. The Credit Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsequent Parent Company represents and warrants to the Administrative Agent and each Bank that this Addendum has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Addendum may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Addendum shall become effective when the Administrative Agent shall have received a counterpart of this Addendum that bears the signature of the New Subsequent Parent Company and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Addendum by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Addendum.

SECTION 4. The New Subsequent Parent Company hereby represents and warrants that set forth under its signature hereto is its jurisdiction of formation.

SECTION 5. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

SECTION 6. THIS ADDENDUM SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Addendum should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. The New Subsequent Parent Company agrees to reimburse the Administrative Agent for its fees and expenses pursuant to Section 9.3 of the Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the New Subsequent Parent Company and the Administrative Agent have duly executed this Addendum as of the day and year first above written.

INGERSOLL-RAND PLC,

by	/s/ Barbara A. Santoro
Name: Barbara A. Santoro
Title: Secretary

Jurisdiction of Formation: Ireland

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

by	/s/ Richard W. Duker
Name: Richard W. Duker
Title: Managing Director

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